SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2004
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant's telephone number, including area code)

Item 5. Other Events

The Company announced this morning that it has potentially understated its cash flow from operations in its audited consolidated financial statements in its Form 10-K for the year ended December 31, 2003. As a result, other items were potentially overstated in the consolidated statement of cash flows by an identical amount.  A reclassification, if required, is not expected to have an impact on the Company's total cash flows, consolidated statement of income or consolidated balance sheets.  If a restatement is required, the Company anticipates promptly filing an amended Form 10-K for the year ended December 31, 2003 to reflect any reclassifications.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: March 24, 2004	By /s/ Mark A. Ruelle Mark A. Ruelle, Executive Vice President and Chief Financial Officer